UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 10, 2011
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)
IDAHO
(State or other jurisdiction
of incorporation or organization)
1-8641
(Commission File Number)
82-0109423
(IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURE

Item 5.07.	Submission of Matters to a Vote of Security Holders
     The Company held its Annual Meeting on May 10, 2011, in Coeur d’Alene, Idaho. The shareholders voted on the following four proposals at the Annual Meeting. The number of votes cast for and against each proposal and the number of withheld votes, abstentions and broker non-votes are set forth below.
Proposal 1. Election of Directors
The shareholders elected the following nine individuals to the Company’s Board of Directors for one-year terms expiring at the 2012 annual meeting. The voting results were as follows:

				Broker
	For	Against	Withheld	Non-Votes

L. Michael Bogert	45,134,029	0	2,873,004	18,473,540

James J. Curran	47,293,828	0	713,205	18,473,540

Sebastian Edwards	45,126,130	0	2,880,903	18,473,540

Andrew Lundquist	41,137,457	0	6,869,576	18,473,540

Robert E. Mellor	44,956,999	0	3,050,034	18,473,540

John H. Robinson	44,973,501	0	3,033,532	18,473,540

J. Kenneth Thompson	47,147,587	0	859,446	18,473,540

Timothy R. Winterer	47,259,366	0	747,667	18,473,540

Dennis E. Wheeler	46,920,453	0	1,086,580	18,473,540
Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm.
The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

65,303,714	812,822	364,037	0
Proposal 3. Approval of advisory resolution on executive compensation.
The shareholders approved an advisory resolution on executive compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

30,291,552	17,421,300	294,181	18,473,540

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Proposal 4. Approval of advisory vote on the frequency of future advisory votes on executive compensation.
     Shareholders voted on an advisory basis to conduct future advisory votes on executive compensation every year. The voting results were as follows:

Three years	Two years	One year	Abstain	Broker Non-Votes

11,743,921	763,356	35,283,276	216,479	18,473,541

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation
Date: May 13, 2011	By:	/s/ Mitchell J. Krebs
		Name:	Mitchell J. Krebs
		Title:	Chief Financial Officer

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